EXHIBIT 23(a)




                         CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statement (Form S-8) for the registration of The B.F.Goodrich Company Common Stock under The B.F.Goodrich Stock Option Plan, of our report dated February 5, 1999, with respect to the consolidated financial statements of The B.F.Goodrich Company included in its Annual Report (Form 10-K) for the year ended December 31, 1998, filed with the Securities and Exchange Commission.




                                              /s/Ernst & Young LLP
                                              --------------------
                                              ERNST & YOUNG LLP



Cleveland, Ohio
April 22, 1999